    Exhibit 10.07
January 28, 2022

Ernie Herrman
The TJX Companies, Inc.
770 Cochituate Road
Framingham, MA 01701

Re: Letter Agreement

Dear Mr. Herrman,

Reference is made to the employment agreement between you and The TJX Companies, Inc. (“TJX” or “Company”) dated February 1, 2019 (the “Employment Agreement”). Subject to earlier termination as provided therein, your employment with TJX under the Employment Agreement will continue until January 29, 2022. By entering into this letter agreement with TJX (the “Letter Agreement”), you agree to extend your employment with TJX under the terms and conditions of the Employment Agreement, effective as of the date hereof, with the following modifications:
1.Section 1 of the Employment Agreement is hereby amended by replacing the third-to-last sentence thereof with the following:
“Subject to earlier termination as provided herein, Executive’s employment hereunder shall continue on the terms provided herein until February 1, 2025 (the ‘End Date’).”
2.The last sentence of Section 3(a) of the Employment Agreement is hereby amended to read in its entirety as follows:
“Effective as of January 30, 2022, the rate at which Executive’s Base Salary shall be paid shall be $1,700,000 per year or such other rate (not less than $1,700,000 per year) as the Committee may determine after Committee review not less frequently than annually.”
3.The last sentence of Section 3(c) of the Employment Agreement is hereby amended to read in its entirety as follows:
“Each award opportunity granted to Executive under MIP shall have a target award level that is no less than two hundred percent (200%) of Executive’s Base Salary earned for the applicable fiscal year and each award opportunity granted to Executive under LRPIP shall have a target award level that is no less than one hundred percent (100%) of Executive’s Base Salary for one year at the rate in effect at the time of such grant, determined in accordance with MIP and LRPIP.”
Except as otherwise amended by this Letter Agreement, the Employment Agreement shall continue in full force and effect. You acknowledge and agree that your employment with TJX under the Employment Agreement shall continue from and after the date hereof in accordance with the terms of the Employment Agreement, as amended by this Letter Agreement.
If you agree with the foregoing, please so indicate by signing the enclosed copy of this Letter Agreement in the space indicated below and returning it to the Company, whereupon this Letter Agreement will take effect as of the date hereof. This Letter Agreement shall constitute an agreement under seal.
[Signature Page Follows]

THE TJX COMPANIES, INC.

By: /s/ Carol Meyrowitz
Name: Carol Meyrowitz
Title: Executive Chairman

EXECUTIVE:

/s/ Ernie Herrman
Name: Ernie Herrman